Exhibit 32.1

                  CERTIFICATION OF PRINCIPAL EXECUTIVE OFFICER
                       PURSUANT TO 18 U.S.C. SECTION 1350
                             AS ADOPTED PURSUANT TO
                 SECTION 906 OF THE SARBANES - OXLEY ACT OF 2002


     In connection with the annual report of Cimetrix Incorporated (the "Company") on Form 10-K for the year ended December 31, 2004, Robert H. Reback hereby certifies, pursuant to 18 U.S.C. Section 1350, as adopted pursuant to
Section 906 of the Sarbanes - Oxley Act of 2002, that to the best of his knowledge:

1. The annual report fully complies with the requirements of Section 13(a) of the Securities Exchange Act of 1934; and

2. The information contained in the annual report fairly presents, in all material respects, the financial condition and results of operations of the Company.


March 30, 2005                           /s/  Robert H. Reback
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   (Date)                                Robert H. Reback
                                         President (Principal Executive Officer)